                                                                    EXHIBIT 99.3

                                XETEL CORPORATION
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

             Action                             Complete Sections:
             ------                             ------------------
SECTION 1:
----------
             / / New Enrollment                 2, 3, 7 and sign attached
ACTIONS                                                 Stock Purchase Agreement
             / / Payroll Deduction Change       2, 4, 7
             / / Terminate Payroll Deductions   2, 5, 7
             / / Leave of Absence               2, 6, 7
================================================================================
SECTION 2:
----------   Name
PERSONNEL        ------------------------------------------------------
DATA             Last          First           MI             Dept.

             Home Address
                         ----------------------------------------------
                                            Street

                 ------------------------------------------------------
                   City                State                Zip Code

             Social Security #: / // // / - / // / - / // // // /

================================================================================
SECTION 3:   Effective with the
----------   Period Beginning:
NEW                                          Payroll Deduction Amount:  _____%
ENROLLMENT                                   of cash earnings*
             / /Initial Purchase Period**

             / /                             * Must be a multiple of 1% up to
                -------------------------      a maximum of 10% of cash earnings
             / /                             **Payroll deductions will commence
                -------------------------      with the first pay day following
                                               the start date of the initial
                                               purchase period.
================================================================================
SECTION 4:
----------
PAYROLL      Effective with the              I authorize the following new level
DEDUCTION    Purchase Period                 of payroll deduction:     % of cash
CHANGE       Beginning:                      earnings*             ----
                       -------------------
                       Month, Day and Year
                                             * Must be a multiple of 1% up to a
                                               maximum of 10% of cash earnings

             NOTE:  You may reduce or increase your rate of payroll deductions to become effective as of the start date of the next purchase period.
================================================================================
SECTION 5:
----------
             Effective with the                        Your election to
TERMINATE    Pay Period Beginning:                     terminate your payroll
PAYROLL                           -------------------  deductions for the
DEDUCTIONS                        Month, Day and Year  balance of the purchase
                                                       period cannot be changed,
                                                       and you may not rejoin
                                                       the purchase period at a
                                                       later date. You will not
                                                       be able to resume
                                                       participation in the ESPP
                                                       prior to the commencement
                                                       of the next purchase
                                                       period.

             Your ESPP payroll deductions collected to date for the purchase period in which you file this termination notice will be applied to the purchase of shares of XeTel
             Corporation at the end of the purchase period.

      NOTE:  If your employment terminates for any reason or your eligibility status changes (LESS THAN 20 hrs/wk or LESS
             THAN 5 months/yr), you will immediately cease to
             participate in the ESPP, and your ESPP payroll deductions
             collected in that purchase period will automatically be
             applied to the purchase of shares of XeTel Corporation at
             the end of the purchase period.
================================================================================
SECTION 6
---------
LEAVE OF
ABSENCE      In connection with an approved leave of absence, your ESPP payroll deductions to date in the current purchase period
             will be applied to purchase shares of XeTel Corporation at end of the purchase period. In order to resume
             participation in the ESPP upon your return, you must
             re-enroll in a new purchase period during the enrollment
             period for that period.
================================================================================
SECTION 7
---------
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


----------------------                       -----------------------------------
         Date                                Signature of Employee